NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

Reports earnings per share of 88 cents for quarter
Reaffirms guidance for 2012 of $2.35 - $2.50 per fully diluted share
Announced a quarterly dividend of 37 cents per share, payable June 30, 2012

SIOUX FALLS, S.D. – April 25, 2012 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended March 31, 2012.  Net income was $32.0 million, or $.88 per fully diluted share, for the quarter ended March 31, 2012, compared with net income of $32.6 million, or $.89 per fully diluted share, for the quarter ended March 31, 2011.  Gross margin declined $5.5 million for the quarter ended March 31, 2012, compared with the first quarter of 2011, due primarily to mild winter weather that caused an approximately $8.2 million reduction in gross margin but this was largely offset by increased Dave Gates Generating Station (“DGGS”) related revenues of $4.5 million, including approximately $2.7 million that had been deferred in prior periods pending outcome of allocation uncertainty in Montana.  This was based on a March 2012 decision by the Montana Public Service Commission (“MPSC”) approving total project costs and establishing final rates for DGGS.  In addition, operating expenses and interest expense were lower than the same period in 2011.

“Despite the significantly milder heating season, we provided stable earnings in the first quarter of 2012,” said Bob Rowe, President and CEO. “In addition, we made progress in advancing electric supply investments by beginning construction on both the Spion Kop 40 MW wind project in Montana and the 60 MW natural gas peaking facility near Aberdeen, SD .”

NorthWestern Reports First Quarter 2012 Financial Results
April 25, 2012

Summary Financial Results

The following table reconciles the primary changes from the first quarter 2012 results compared with the same period in 2011:

	Three Months Ended
	Pre-tax	Net	EPS
($millions, except EPS)	Income	Income1	Diluted

2011 reported	$41.8	$32.6	$ 0.89
Gross Margin
Electric retail volumes	(4.2)	(2.6)	(0.07)
Natural gas retail volumes	(4.0)	(2.5)	(0.07)
Montana property tax tracker	(1.3)	(0.8)	(0.02)
Gas production	(0.7)	(0.4)	(0.01)
Operating expenses recovered in energy supply trackers	(0.3)	(0.2)	(0.01)
DGGS	4.5	2.8	0.08
South Dakota natural gas rate increase	0.6	0.4	0.01
Other	(0.1)	(0.1)	-
Subtotal - Gross Margin	(5.5)	(3.4)	(0.09)
OG&A Expense
Operating and maintenance	1.8	1.1	0.03
Operating expenses recovered in energy supply trackers	0.3	0.2	0.01
Other	(0.3)	(0.2)	(0.01
Subtotal - OG&A Expense	1.8	1.1	0.03
Other
Depreciation expense	(1.1)	(0.7)	(0.02)
Property and other taxes	1.7	1.0	0.03
Interest Expense	1.2	0.7	0.02
Other Income	0.2	0.1	-
OG&A Expense
Flow-through repairs deductions		1.6	0.03
Flow-through of state bonus depreciation deduction		(1.2)	0.01
Recognition of state NOL benefit/valuation allowance release		(0.8)
State income tax & other, net		1.1
All other, net		0.1	(0.01

Total EPS impact of above items			(0.01)

2012 reported	$40.1	$32.0	$ 0.88

(1) Income Tax Benefit (Expense) calculation on reconciling items assumes normal effective tax rate of 38.5%.

          For more information see www.northwesternenergy.com/documents/investor/Q112.pdf

Significant Drivers

Gross Margin

Consolidated gross margin for the first quarter of 2012 was $170.7 million compared with $176.2 million for same period of 2011.  The decrease in gross margin was due primarily to a decrease in electric and natural gas volumes caused by warmer winter weather, a decrease in the Montana property taxes included in a tracker compared with the same period of 2011, a decrease in production margin from lower market prices and a reduction in revenues of operating expenses recovered in monthly supply trackers.  These reductions to margin were offset by an increase in DGGS related revenues, including approximately $2.7 million that the Company had deferred in previous periods, pending the outcome of allocation uncertainty in Montana, and an increase in South Dakota natural gas rates.

NorthWestern Reports First Quarter 2012 Financial Results
April 25, 2012

Operating, General and Administrative Expenses

Consolidated operating, general and administrative expenses were $65.6 million for the quarter ended March 31, 2012 as compared with $67.4 million during the same period of 2011.  The decrease in operating, general and administrative expenses was primarily due to the timing of line maintenance compared with the same period of 2011, which we expect to be higher for the remainder of the year.

Property and Other Taxes

Consolidated property and other taxes were $23.7 million for the quarter ended March 31, 2012 as compared with $25.4 million during the same period of 2011.  This decrease was due primarily to lower actual 2011 property taxes than our initial estimate based on assessed property valuations and mill levy increases in Montana, offset in part by plant additions.  We estimate property taxes throughout each year and update to the actual expense when we receive our Montana property tax bills in November.

Interest Expense

Consolidated interest expense was $16.0 million for the quarter ended March 31, 2012 as compared with $17.1 million during the same period of 2011.  The decrease was primarily due to lower interest rates on debt outstanding.

Income Tax Expense

Consolidated income tax expense in the first quarter of 2012 was $8.0 million as compared with $9.2 million in same period of 2011.  The effective tax rate for the three months ended March 31, 2012 was 20% as compared with 22% for the same period of 2011.  The reduction in income tax expense was primarily due to lower taxable income and higher repairs tax deductions.  The effective tax rate differs from the federal statutory tax rate of 35% primarily due to repairs and state tax bonus depreciation deductions.

NorthWestern Reports First Quarter 2012 Financial Results
April 25, 2012

The following table summarizes the significant differences from the Federal statutory rate, which result in reduced income tax expense:

	Quarter Ended March 31,
	(in millions)
	2012	2011
Income Before Income Taxes	$40.1	$41.8

Income tax calculated at 35% federal statutory rate	(14.0)	(14.6)

Permanent or flow through adjustments:
Flow-through repairs deductions	5.6	4.0
Flow-through of state bonus depreciation deduction	1.3	2.6
Recognition of state NOL benefit/valuation allowance release	0.0	0.8
State income tax & other, net	(0.9)	(2.0)

	$6.0	$5.4

Income tax expense	$(8.0)	$(9.2)

Regulated Operations

In the regulated operations, electric net income improved $0.4 million, due primarily to an increase in DGGS related revenues, including approximately $2.7 million that the Company had previously deferred pending the outcome of allocation uncertainty in Montana, and lower income taxes, offset by a decrease in gross margin caused by warmer winter weather in our service territories.  Natural gas net income declined $0.7 million, due primarily to a decrease in gross margins caused by warmer winter weather in our service territories, offset in part by a reduction in operating expenses, property taxes, interest expenses and income tax expense.

Liquidity and Capital Resources

As of March 31, 2012, cash and cash equivalents were $7.8 million compared with $5.9 million at Dec. 31, 2011.  The Company had $177.0 million available from its revolving credit facility at March 31, 2012, compared with $130.1 million at Dec. 31, 2011.

Dividend Declaration

NorthWestern’s Board of Directors declared a quarterly common stock dividend of 37 cents per share, payable on June 30, 2012, to common shareholders of record as of June 15, 2012.

Update on DGGS Outage

DGGS was shut down on January 31, 2012 after problems were discovered in the power turbines of two of the generation units. Similar problems were subsequently found in the third unit. We expect two of the three units to be returned to service by April 30, 2012 using either the original turbines after servicing by their supplier Pratt & Whitney Power Systems (PWPS) or turbines on loan from PWPS.  We expect the turbine repair costs to be covered under the manufacturer's warranty; however, we are also incurring incremental costs for contracts with third parties for replacement regulation service.  During the first quarter of 2012, our incremental costs for replacement regulation service totaled approximately $0.5 million.  We have been actively managing our contracted service in an effort to reduce these costs as much as possible as DGGS is brought back into service.  We believe the incremental contracted costs for regulation service are recoverable from customers through our normal course of business; however, there can be no assurance that the MPSC and/or FERC will allow us full recovery of such costs.

NorthWestern Reports First Quarter 2012 Financial Results
April 25, 2012

Highlights for first quarter of 2012

•	Received a final order from the MPSC approving total project costs and establishing final rates for DGGS;

•	Received approval from the MPSC for the Spion Kop wind project in Montana; and

•
Submitted an application with the MPSC to place our majority interest in the Battle Creek Field natural gas production fields and gathering system acquired into regulated natural gas rate base in Montana;

2012 Earnings Outlook

NorthWestern reaffirms its earnings for 2012 to be $2.35 - $2.50 per fully diluted share.

Basic assumptions include the following expectations:

·	A consolidated income tax rate of approximately 18% - 20% of pre-tax income;
·	No scheduled maintenance at Colstrip Unit 4 and Big Stone Plants;
·	DGGS outage costs fully recovered;
·	Fully diluted average shares outstanding of 37.0 million; and
·	Normal weather in the Company’s electric and natural gas service territories for the remainder of 2012.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today at 4:00 pm Eastern Time (3:00 p.m. Central Time) to review its financial results for the quarter ended March 31, 2012.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading.  To listen, please go to the site at least 10 minutes in advance of the call to register.  An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 6:00 p.m. ET on April 25, 2012, through May 25, 2012, at (800) 723-0498.

Annual Meeting

The Company's Annual Meeting of Stockholders will be today, Wednesday, April 25, 2012, at 10:00 a.m. Mountain Daylight Time at Montana Tech Student Union Building, 1300 W. Park Street, Butte, Montana.

The annual stockholders meeting will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading.

NorthWestern Reports First Quarter 2012 Financial Results
April 25, 2012

To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 668,300 customers in Montana, South Dakota and Nebraska.  More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2012 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

·
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material effect on our liquidity, results of operations and financial condition;

·
we have capitalized approximately $22.3 million in preliminary survey and investigative costs related to our proposed Mountain States Transmission Intertie (MSTI) transmission project.  If our efforts to complete MSTI are not successful, we may have to write-off all or a portion these costs, which could have a material effect on our results of operations;

·
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

·
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

·	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports First Quarter 2012 Financial Results
April 25, 2012

 NORTHWESTERN CORPORATION
CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Current Assets	$263,856	$290,199
Property, Plant, and Equipment, Net	2,230,788	2,213,267
Goodwill	355,128	355,128
Regulatory Assets	321,448	308,804
Other Noncurrent Assets	46,151	43,040
Total Assets	$3,217,371	$3,210,438
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$1,538	$5,162
Commercial Paper	112,978	166,943
Current Liabilities	300,721	303,858
Long-term Capital Leases	32,784	32,918
Long-term Debt	905,055	905,049
Noncurrent Regulatory Liabilities	270,594	265,987
Deferred Income Taxes	320,698	282,406
Other Noncurrent Liabilities	393,301	389,012
Total Liabilities	2,337,669	2,351,326
Total Shareholders’ Equity	879,702	859,112
Total Liabilities and Shareholders’ Equity	$3,217,371	$3,210,438

 NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2012	2011
Operating Activities
Net income	$32,043	$32,575
Non-cash items	46,807	45,608
Changes in operating assets and liabilities	41,075	43,897
Cash Provided by Operating Activities	119,925	122,080

Cash Used in Investing Activities	(47,027)	(37,580)

Cash Used In Financing Activities	(71,034)	(83,554)

Net Increase in Cash and Cash Equivalents	$1,864	$946
Cash and Cash Equivalents, beginning of period	$5,928	$6,234
Cash and Cash Equivalents, end of period	$7,792	$7,180

NorthWestern Reports First Quarter 2012 Financial Results
April 25, 2012

NORTHWESTERN CORPORATION

REGULATED ELECTRIC SEGMENT

(Unaudited)

	Results
	2012	2011	Change	% Change
	(dollars in millions)
Retail revenue	$192.0	$196.2	$(4.2)	(2.1)%
Transmission	11.1	10.9	0.2	1.8
Wholesale	0.9	0.3	0.6	200.0
Regulatory amortization and other	3.1	1.2	1.9	158.3
Total Revenues	207.1	208.6	(1.5)	(0.7)
Total Cost of Sales	83.0	84.4	(1.4)	(1.7)
Gross Margin	$124.1	$124.2	$(0.1)	(0.1)%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2012	2011	2012	2011	2012	2011
	(in thousands)
Retail Electric
Montana	$72,137	$75,663	671	731	274,164	272,526
South Dakota	12,986	13,393	160	179	48,840	48,705
Residential	85,123	89,056	831	910	323,004	321,231
Montana	75,696	77,133	794	820	62,010	61,459
South Dakota	16,916	16,309	235	238	11,954	11,789
Commercial	92,612	93,442	1,029	1,058	73,964	73,248
Industrial	9,637	9,183	730	692	73	72
Other	4,581	4,520	23	24	4,511	4,620
Total Retail Electric	$191,953	$196,201	2,613	2,684	401,552	399,171
Total Wholesale Electric	$869	$309	53	31	—	—

	Degree Days			2012 as compared with:
Heating Degree-Days	2012	2011	Historic Average	2011	Historic Average
Montana	3,039	3,490	3,319	13% warmer	8% warmer
South Dakota	3,417	4,569	4,103	25% warmer	17% warmer

NorthWestern Reports First Quarter 2012 Financial Results
April 25, 2012

NORTHWESTERN CORPORATION

REGULATED NATURAL GAS SEGMENT

(Unaudited)

	Results
	2012	2011	Change	% Change
	(dollars in millions)
Retail revenue	$95.6	$121.0	$(25.4)	(21.0)%
Wholesale and other	6.1	8.2	(2.1)	(25.6)
Total Revenues	101.7	129.2	(27.5)	(21.3)
Total Cost of Sales	55.4	77.6	(22.2)	(28.6)
Gross Margin	$46.3	$51.6	$(5.3)	(10.3)%

	Revenues		Dekatherms (Dkt)		Customer Counts
	2012	2011	2012	2011	2012	2011
	(in thousands)
Retail Gas
Montana	$41,839	$51,100	4,983	5,638	159,886	159,029
South Dakota	10,363	13,306	1,256	1,599	38,098	37,712
Nebraska	9,421	11,486	1,141	1,382	36,918	36,949
Residential	61,623	75,892	7,380	8,619	234,902	233,690
Montana	21,050	26,438	2,524	2,915	22,427	22,273
South Dakota	6,653	9,302	1,051	1,332	6,001	5,954
Nebraska	5,415	8,242	829	1,287	4,639	4,636
Commercial	33,118	43,982	4,404	5,534	33,067	32,863
Industrial	443	691	54	78	277	282
Other	395	449	53	58	150	145
Total Retail Gas	$95,579	$121,014	11,891	14,289	268,396	266,980

	Degree Days			2012 as compared with:
Heating Degree-Days	2012	2011	Historic Average	2011	Historic Average
Montana	3,039	3,490	3,319	13% warmer	8% warmer
South Dakota	3,417	4,569	4,103	25% warmer	17% warmer
Nebraska	2,949	3,573	3,410	17% warmer	14% warmer

NorthWestern Reports First Quarter 2012 Financial Results
April 25, 2012

NORTHWESTERN CORPORATION

FIRST QUARTER SEGMENT RESULTS

(Unaudited)

(in thousands)

Three Months Ended
March 31, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$207,055	$101,746	$299	$—	$309,100
Cost of sales	82,979	55,417	—	—	138,396
Gross margin	124,076	46,329	299	—	170,704
Operating, general and administrative	45,357	19,288	928	—	65,573
Property and other taxes	17,538	6,124	3	—	23,665
Depreciation	21,569	4,856	8	—	26,433
Operating income (loss)	39,612	16,061	(640)	—	55,033
Interest expense	(13,667)	(2,067)	(228)	—	(15,962)
Other income	612	345	27	—	984
Income tax expense	(3,174)	(3,590)	(1,248)	—	(8,012)
Net income (loss)	$23,383	$10,749	$(2,089)	$—	$32,043

Three Months Ended
March 31, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$208,622	$129,212	$426	$—	$338,260
Cost of sales	84,446	77,625	—	—	162,071
Gross margin	124,176	51,587	426	—	176,189
Operating, general and administrative	45,286	21,448	649	—	67,383
Property and other taxes	18,741	6,652	3	—	25,396
Depreciation	20,354	4,953	8	—	25,315
Operating income (loss)	39,795	18,534	(234)	—	58,095
Interest expense	(13,527)	(2,665)	(955)	—	(17,147)
Other income	615	164	26	—	805
Income tax expense	(3,921)	(4,570)	(687)	—	(9,178)
Net income (loss)	22,962	11,463	(1,850)	—	32,575